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                                                                       EXHIBIT 2


                        THE TRAVELERS INSURANCE COMPANY
                             HARTFORD, CONNECTICUT

                  THE TRAVELERS TIMED AGGRESSIVE STOCK ACCOUNT
                             FOR VARIABLE ANNUITIES

                             RULES AND REGULATIONS

                                   ARTICLE I
                                    GENERAL


Section 1. Name. The name of this separate account will be The Travelers Timed Aggressive Stock Account for Variable Annuities (referred to as "Separate Account"). The name of the Separate Account has been selected by and belongs to The Travelers Insurance Company (the "Company"). The use of its name by the Separate Account will in no way prevent the Company or any company affiliated with the Company from using the name "Travelers" with any other word or words in connection with any other entity or business, whether competitive with the Separate Account or not. The Company's red umbrella service mark may be used by the Separate Account only with the consent of the Company, which reserves the right to withdraw such consent.

Section 2. Office. The office of the Separate Account will be in the City of Hartford, Connecticut.

Section 3. Purposes. The purposes of the Separate Account are to provide an account for assets to be set aside, separate and apart from the other assets of the Company, for the credit and sole benefit of variable contracts issued by the Company and entitled to participate in the Separate Account. The assets of the Separate Account will be held and applied exclusively to meet obligations (including expenses) to provide variable benefits under variable contracts participating in the Separate Account, as provided in such contracts, all in accordance with applicable state law and as may be required to comply with the requirements of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission under the Act.

                                   ARTICLE II
                               BOARD OF MANAGERS


Section 1. Election. An initial Board of Managers of five members will be elected to serve until the first meeting of the owners of variable contracts (referred to as "Contract Owners"), at which time a Board of Managers will be elected by the Contract Owners. Thereafter a Board of Managers will be elected annually by the Contract Owners. There shall be a minimum of five and a maximum of ten members, and the number of members at any time within such minimum and maximum will be the number fixed by






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resolution of the Contract Owners or Board of Managers, or in the absence thereof, will be the number of members elected at the preceding annual meeting of the Contract Owners. Each member will serve, subject to applicable law, until the next annual meeting of the Contract Owners and until his successor is duly elected and qualified. Members of the Board of Managers need not be Contract Owners.

Section 2. Meetings. Regular meetings of the Board of Managers will be held in the City of Hartford, Connecticut, at the time the Board of Managers by vote may determine from time to time, and if so determined no call or notice need be given. Special meetings of the Board of Managers may be held in Hartford, Connecticut, at any time whenever called by the Chairman of the Board of Managers, or any two or more members of the Board of Managers, notice being given to each member by the Secretary or Assistant Secretary or the person or persons calling the meeting, or at any time without formal notice provided all the members are present or those not present waive notice in writing which is filed with the records of the meeting. Notice of special meetings, stating the time and place will be given by mailing the same to each member at his residence or business address at least two days before the meeting or by delivering the same to him personally or telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting unless, in case of urgency, the Chairman of the Board of Managers prescribes a shorter notice to be given personally or by telephoning or telegraphing each member at the member's residence or business address. The Chairman of the Board of Managers will preside at all meetings of the Board at which he is present. Whenever any notice is required to be given to any member of the Board of Managers under this Section, a waiver in writing signed by the member entitled to such notice, whether before or after the time stated in the notice, will be deemed equivalent to giving notice. Any waiver will be filed with the records of the meeting.

Section 3. Quorum. A majority of the members of the Board of Managers in office will constitute a quorum for the transaction of business at any meeting of the Board, and at every meeting the presiding officer for the time being will have the right to vote. When a quorum is present at any meeting, a majority of the members present will decide any question brought before the meeting except as otherwise provided by applicable law, or by these Rules and Regulations.

Section 4 Officers. At the first meeting of the Board of Managers and at the first meeting following each annual meeting of the Contract Owners, the Board of Managers will elect one of its members to act as Chairman of the Board of Managers to hold office until a successor is elected and qualified. The Board of Managers may also elect a Secretary and an Assistant Secretary of the Board of Managers who may or may not be a member of the Board of Managers. The Secretary or Assistant Secretary will have the





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power to certify the minutes of the proceedings of the Contract Owners and
Board of Managers and any portions of the minutes and will perform any other duties and have any other powers as the Board of Managers designates from time to time. In the absence of the Secretary or Assistant Secretary, a temporary Secretary will perform these duties and have these powers.

Section 5. Resignations and Removal. Any member of the Board of Managers or the Secretary or Assistant Secretary may resign at any time by mailing or delivering his resignation in writing to the Chairman of the Board of Managers. Contract Owners may, at any meeting called for the purpose, by vote of a majority of all votes entitled to be cast, remove any member of the Board of Managers or the Secretary or Assistant Secretary.

Section 6. Vacancies. After the first meeting of Contract Owners, no person will serve as a member of the Board of Managers unless duly elected to the office by ballot of the Contract Owners called for that purpose except that whenever any vacancy occurs in the Board of Managers by death, resignation or otherwise, the vacancy may be filled by the Board for the remainder of the term for which the member was elected, if, immediately after filling any vacancy occurring after the first meeting of Contract Owners, at least two-thirds of the members then holding offices have been elected by the Contract Owners. In the event that at any time after the first meeting of Contract Owners at least two-thirds of the Board have not been so elected, the Board of Managers will cause to be held as promptly as possible, and in any event within sixty days, a meeting of the Contract Owners for the purpose of electing a member or members to fill the existing vacancy or vacancies in the Board of Managers.

                                  ARTICLE III
                                CONTRACT OWNERS


Section 1. Annual Meeting. The first annual meeting of the Contract Owners will be held at the hour and place the Board of Managers may appoint, on the first Monday of March or on some other day within two months thereafter as fixed by the Board of Managers which first occurs after the effective date of the Registration Statement with the Securities and Exchange Commission. Thereafter annual meetings of the Contract Owners will be held at the hour and place the Board of Managers may appoint, on the first Monday of March or on some other day within two months thereafter as fixed by the Board of Managers.

Section 2. Special Meetings. Special meetings of the Contract Owners may be called by a majority of the Board of Managers at the times and places they may determine. The notice of a special meeting will state the purposes of the meeting and no business will be transacted at the meeting except matters coming within the stated purposes.





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Section 3.  Notice of Meeting.  A notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called, will be given to each Contract Owner of a record date within seventy-five days prior to the date of the meeting selected by the Board of Managers, by mailing to his address as it appears on the records of the Company not less than twenty days prior to the day of the meeting. Only persons owning a contract on the date used to determine the Contract Owners entitled to notice will be entitled to vote at the meeting. Notice of any adjourned meeting will not be required. Whenever any notice of time, place or any other matter is required to be given to Contract Owners, a waiver thereof in writing signed by the Contract Owner entitled to the notice, whether before or after the time stated in the notice, will be deemed equivalent to the giving of notice. Any waivers will be filed with the records of the meeting.

Section 4. Quorum. Contract Owners entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business at any annual or special meeting of the Contract Owners, provided that there is represented, either in person or by proxy, at any meeting, twenty percent (20%) of the votes entitled to be cast. If a quorum is not present, a majority of votes represented may adjourn the meeting to some later time. When a quorum is present, a majority of the votes represented in person or by proxy will determine any questions, except as may be otherwise provided by these Rules and Regulations or by applicable law.

Section 5. Proxies. A Contract Owner may vote either in person or by proxy duly executed in writing by the Contract Owner. A proxy for any meeting will be valid for any adjournment of such meeting.

Section 6. Voting. The records of the Company will be conclusive in determining Contract Owners entitled to vote. The number of votes which the Contract Owner may cast will be determined as of the record date chosen by the Board of Managers not more than seventy-five nor less than twenty days prior to the date of the annual or any special meeting of the Contract Owners, provided that the record date may be less than twenty days prior to the initial meeting of Contract Owners. Prior to the commencement of payments under a variable annuity contract, the number of votes will equal the number of Accumulation Units credited to the contract. After variable payments have commenced, the number of votes will equal the amount of the assets in the Separate Account established to meet variable obligations related to the variable contract, divided by the value of an Accumulation Unit.

The Company will furnish to the Contract Owner (or mail in accordance with his instructions) proxy materials. In no case will the Company be under any duty to inquire as to the





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instructions received by, or the authority of, the Owner, with respect to votes cast by a Contract Owner in person or by proxy, which will be valid and effective insofar as the Company, the Separate Account and other Contract
Owners are concerned.

Section 7. Tellers. Every meeting of the Contract Owners will be organized by the election viva voce of a chairman and clerk. The Chairman will appoint two tellers to receive, count and report all ballots cast at the meeting and he may also appoint a committee on qualifications and proxies to inquire and report to the meeting what Contract Owners are present, duly qualified or properly represented. If the right of any person to vote be questioned, the Chairman of the meeting will, on receiving the report of the committee on qualifications and proxies, determine the person's said rights, subject to an appeal from such decision to the meeting.


                                   ARTICLE IV
                     POWERS AND DUTIES OF BOARD OF MANAGERS


The Board of Managers will have the following powers, responsibilities and duties:

         1. To select and approve annually an independent public accountant, whose employment will be approved by the Contract Owners;

         2. To execute a management agreement or agreements and an investment advisory agreement or agreements providing for sales and administrative services, mortality guarantees, expense guarantees, investment advisory services and other related matters, which agreements will be submitted for approval or rejection by Contract Owners at their first meeting;

         3. To consider annually the terms of any management and investment advisory agreements approved by Contract Owners and approve their continuance or submit for action by Contract Owners recommendations for amendment or termination;

         4. To recommend any changes in the fundamental investment policies of the Separate Account and to submit the same to the Contract Owners at any annual or special meeting;

         5. To supervise the investment of the assets of the Separate Account in accordance with the fundamental investment policies of the Separate Account;

         6. To enter into agreements and to take any and all actions necessary or proper in connection with the operation and management of the Separate Account and the assets of it.





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                                   ARTICLE V
                      FEES OF MEMBERS OF BOARD AND OTHERS


The Board of Managers will have power to fix and determine the fee or fees to be paid members of the Board of Managers or any person elected by the Board of Managers or by the Contract Owners on account of services to the Separate Account, except that members of the Board of Managers who are also officers, directors or employees of the Company or The Travelers Corporation or any company affiliated with The Travelers Corporation will not be entitled to any fee. Any fees so fixed and determined by the Board of Managers shall be subject to revision or amendment by the Contract Owners and may be paid by the Company in accordance with the terms of any management agreement entered into with the Separate Account.


                                   ARTICLE VI
                                INDEMNIFICATION


Indemnification will be provided members of the Board of Managers, officers and employees of the fund in accordance with the standards established by Section 33-32a of the Connecticut General Statutes relating to indemnification under the Connecticut Stock Corporation Act as it may now exist or may exist in the future.


                                  ARTICLE VII
                             VALUATION OF THE FUND


Section 1. Valuation of Assets. In determining the total value of the assets of the Separate Account on any valuation date, securities will be taken at their market value at the close of the New York Stock Exchange and all other assets at fair value, determined as follows:

         (1) In the case of securities actively traded in the over-the-counter market, the mean between the bid and asked prices on the valuation date will be used, provided that in the case of short term discount securities, amortized cost (which approximates market value) will be used.

         (2) In the case of securities not actively traded in the over-the-counter market, the following guidelines will be used consistent with generally accepted accounting principles:

                 (a) Consideration will be given to recent bid prices for securities of the same issuer closely comparable with respect to ranking, yield and other features to those being valued;





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                 (b)      Consideration will be given to recent bid prices for
                          other securities with the same or comparable ranking, yield or other features as those being valued;

                 (c) Adjustments are to be made where preconditions or restrictions generally recognized to have a significant impact on market valuation exist as to the free sale of the securities being valued, such as a requirement that a registration statement under the Securities Act of 1933 be filed or brought up to date, or that a prospectus be delivered to the purchaser; and

                 (d) Any of the criteria commonly used in investment analysis to value securities for which there is not a readily available or reliable market price.

         (3) In all instances where the guidelines of (2) are applicable, the officers of the Separate Account will report to the Board at the next regular meeting their action for specific approval or rejection.

Section 2. Determination Binding. Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or in accordance with the direction of the Board of Managers, as to the amount of the assets, debts, obligations, or liabilities of the Separate Account, as to the amount of any liabilities or creating such liabilities or expenses, as to the use, alteration or cancellation or any liabilities or expenses (whether or not any debt, obligation or liability for which such liabilities or expenses have been created, have been paid or discharged or are then or after required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Separate Account, as to the market value of any security or fair value of any other asset of the Separate Account, as to the number or units of the Separate Account outstanding, as to the estimated expense to the Separate Account in connection with purchases of assets or units, as to the ability to liquidate securities in orderly fashion, or as to any other matters relating to the issue, sale, purchase and/or acquisition or disposition of securities or units of the Separate Account, will be final, conclusive and binding.


                                  ARTICLE VIII
                                   AMENDMENTS


These Rules and Regulations, subject to applicable law, may be altered, amended or repealed by vote of a majority of the Board of Managers as is necessary and appropriate to carry out the purposes of the Separate Account.





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                                      ***

As adopted on April 24, 1987, by a vote of the Board of Managers of The Travelers Timed Aggressive Stock Account for Variable Annuities.





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